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                                                                   Exhibit 23.3

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 31, 2003 with respect to the consolidated financial statements of NCO Portfolio Management, Inc. included and incorporated by reference in the Joint Proxy Statement of NCO Group, Inc. and NCO Portfolio Management, Inc. that is made a part of this Registration Statement on Form S-4 and Prospectus of NCO Group, Inc. for the registration of shares of its common stock.

                                                           /s/ Ernst & Young LLP

Philadelphia, PA
February 11, 2004